As filed with the Securities and Exchange Commission on October 20, 1995

                                                     Registration No. 33-60995



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933




                              VARLEN CORPORATION
            (Exact name of Registrant as specified in its charter)

       Delaware                 55 Shuman Boulevard           13-2651100
(State of Incorporation)    Naperville, Illinois 60566     (I.R.S. Employer
                         (Address of principal executive  Identification Number)
                              offices) (Zip Code)

                      VARLEN CORPORATION PROFIT SHARING
                          AND RETIREMENT SAVINGS PLAN
                           (Full Title of the Plan)

                              Richard L. Wellek
                    President and Chief Executive Officer
                             55 Shuman Boulevard
                             Post Office Box 3089
                       Naperville, Illinois 60566-7089
                   (Name and address of agent for service)

                                (708) 420-0400
        (Telephone number, including area code, of agent for service)

                                   Copy to:
                           Stephen A. Magida, Esq.
                        477 Madison Avenue-11th Floor
                        New York, New York 10022-5891




                             PURPOSE OF AMENDMENT

      This Post Effective Amendment No. 1 (this "Amendment") is being filed in accordance with Rule 416(b) under the Securities Act of 1933, as amended. Under the Form S-8 Registration Statement (No. 33- 60995) to which this Amendment relates (the "Registration Statement"), 50,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of Varlen Corporation (the "Registrant") were registered for offer and/or sale under the Varlen Corporation Profit Sharing and Retirement Savings Plan (the "Plan") (in addition to an indeterminate amount of interests that may be offered or sold pursuant to the Plan). On July 10, 1995 the Registrant paid a 10% stock dividend on its Common Stock to holders of record of such Common Stock as of June 23, 1995. On such record date 42,147 of the 50,000 shares of Common Stock initially registered under the Registration Statement remained available for offer and sale under the Plan. Accordingly, as provided under said Rule 416(b), this Amendment is to reflect that the Registration Statement is deemed to cover an additional 4,214 shares of Common Stock that may be offered and/or sold under the Plan.

                                  SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement (No. 33-60995) to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, Illinois on October 17, 1995.

                            VARLEN CORPORATION


                            By:/s/ Richard L. Wellek
                               ------------------------------------------------
                               Richard L. Wellek, President and Chief Executive
                                 Officer (Principal Executive Officer)


            The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement (No. 33-60995) to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, Illinois on October 17, 1995.


                            VARLEN CORPORATION PROFIT SHARING
                            AND RETIREMENT SAVINGS PLAN


                            By:/s/ Richard A. Nunemaker
                               -----------------------------------------------
                               Richard A. Nunemaker, Member, Administrative
                                 Committee, Varlen Corporation Profit Sharing
                                 and Retirement Savings Plan


            Directors and Principal Officers. Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement (No. 33-60995) has been signed by the following persons in the capacities and on the dates indicated.



           Signature                           Title                       Date

/s/ Richard L. Wellek                   President and Chief         October 17, 1995
------------------------------          Executive Officer
Richard L. Wellek                       Principal Executive
                                        Officer) and Director

/s/ Richard A. Nunemaker                Vice President-             October 17, 1995
------------------------------          Finance, and Chief
Richard A. Nunemaker                    Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

/s/ ERNEST H. LORCH*                    Chairman of the Board                  **
------------------------------          and Director
Ernest H. Lorch

/s/ RUDOLPH GRUA*                       Director                               **
------------------------------
Rudolph Grua

/s/ L. WILLIAM MILES*                   Director                               **
------------------------------
L. William Miles

/s/ GREG A. ROSENBAUM*                  Director                               **
------------------------------
Greg A. Rosenbaum


                                        1





/s/ THEODORE A. RUPPERT*                Director                               **
-----------------------------
Theodore A. Ruppert

/s/ JOSEPH J. ROSS*                     Director                               **
-----------------------------
Joseph J. Ross

*By:/s/ Richard A. Nunemaker            Attorney-in-Fact            **October 17, 1995
    --------------------------------
     Richard A. Nunemaker